Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-288422, 333-279821, 333-272544, 333-257594 on Form S-8, No. 333-280838 on Form S-3 and No. 333-226160 on Form S‑3D of Peapack-Gladstone Financial Corporation of our report dated March 11, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/Crowe LLP

Crowe LLP

Livingston, New Jersey

March 11, 2026